Exhibit 99.1

Contacts:	For Media:	John Calagna
(212) 578-6252

	For Investors:	Edward Spehar
(212) 578-7888

METLIFE ANNOUNCES FIRST QUARTER 2014 RESULTS

NEW YORK, April 30, 2014 – MetLife, Inc. (NYSE: MET) today reported the following results for the first quarter of 2014:

MetLife reported operating earnings* of $1.6 billion, down 4 percent over the first quarter of 2013. On a per share basis, operating earnings were $1.37, down 7 percent over the prior year quarter. Operating earnings in the Americas grew 3 percent. Operating earnings in Asia decreased 2 percent on a reported basis but increased 8 percent on a constant currency basis. Operating earnings in Europe, the Middle East and Africa (EMEA) increased 1 percent on a reported basis and 2 percent on a constant currency basis. Offsetting these results were larger losses in Corporate & Other.

First quarter 2014 operating earnings included the following items:

•	variable investment income above the company’s 2014 quarterly plan range by $63 million, or $0.06 per share, after tax and the impact of deferred policy acquisition costs (DAC)

•	previously announced New York legal settlement costs, which reduced operating earnings by $57 million or $0.05 per share, after tax

On a GAAP basis, MetLife reported first quarter 2014 net income of $1.3 billion, or $1.14 per share. Net income was impacted by an investment loss of $343 million, after tax, related to the previously announced sale of our UK pension risk transfer business. This loss was slightly below the $350 to $390 million after-tax range the company had previously disclosed. Net income also includes $223 million, after tax, in net derivative gains, reflecting a decline in interest rates, changes in foreign currencies and the impact of MetLife’s own credit during the quarter. MetLife uses derivatives as part of its broader asset-liability management strategy to hedge certain risks, such as movements in interest rates and foreign currencies. This hedging activity often generates derivative gains or losses and creates fluctuations in net income because the risk being hedged may not have the same GAAP accounting treatment.

Premiums, fees & other revenues* were $12 billion, up 2 percent (5 percent on a constant currency basis) over the first quarter of 2013.

Book value, excluding accumulated other comprehensive income (AOCI)*, was $49.34 per share, up from $47.37 in the first quarter of 2013.

“MetLife had a solid quarter,” said Steven A. Kandarian, chairman, president and chief executive officer of MetLife, Inc. “While our legal settlement with New York had an impact on earnings, strong investment income and significant cost savings helped the bottom line. MetLife’s commitment to enhancing long-term shareholder value was demonstrated by the recently announced 27 percent increase in our common stock dividend.”

FIRST QUARTER 2014 SUMMARY

($ in millions, except per share data)	For the three months ended March 31,
	2014	2013	Change
Premiums, fees & other revenues	$12,031	$11,795	2%
Total operating revenues	$17,116	$16,877	1%

Net income (loss)	$1,298	$956	36%
Net income (loss) per share	$1.14	$0.87	31%

Operating earnings	$1,562	$1,627	(4)%
Operating earnings per share	$1.37	$1.47	(7)%

Book value per share	$56.65	$57.03	(1)%
Book value per share, excluding AOCI	$49.34	$47.37	4%

*	Information regarding the non-GAAP financial measures included in this news release and the reconciliation of the non-GAAP financial measures to GAAP measures is provided in the Non-GAAP and Other Financial Disclosures discussion below, as well as in the tables that accompany this release and/or the First Quarter 2014 Financial Supplement.

BUSINESS DISCUSSIONS

All comparisons of the results for the first quarter 2014 in the business discussions that follow are with the first quarter of 2013, unless otherwise noted. All comparisons on a constant currency basis are calculated using the average foreign currency exchange rates for the current period and are applied to the prior period.

THE AMERICAS

Total operating earnings for the Americas were $1.3 billion, up 3 percent, driven by Corporate Benefit Funding and Latin America. Premiums, fees & other revenues were $8.9 billion, up 4 percent, and excluding pension closeouts, up 5 percent.

Retail

Operating earnings for Retail were $612 million, down 2 percent primarily due to lower underwriting results. Premiums, fees & other revenues were $3.2 billion, up 9 percent due to higher fixed income annuity sales and variable annuity fee growth.

Group, Voluntary & Worksite Benefits

Operating earnings for Group, Voluntary & Worksite Benefits were $188 million, down 18 percent with lower group life, disability and property and casualty underwriting results, partially offset by higher dental, long term care and other health results. Premiums, fees & other revenues were $4.3 billion, up 3 percent due to an increase in sales and better persistency.

Corporate Benefit Funding

Operating earnings for Corporate Benefit Funding were $355 million, up 21 percent due to higher interest margins and improved underwriting. Premiums, fees & other revenues were $426 million, down 24 percent due to lower pension closeouts and structured settlements.

Latin America

Operating earnings for Latin America were $183 million, up 28 percent, reflecting the ProVida acquisition, and favorable market and tax impacts. Operating earnings were up 43 percent on a constant currency basis. Premiums, fees & other revenues were $986 million, up 9 percent, and were up 22 percent on a constant currency basis. Total sales for the region increased 19 percent, driven by group medical in Chile and Mexico.

ASIA

Operating earnings for Asia were $328 million, down 2 percent on a reported basis. Adjusting for changes in foreign currencies, primarily the Japanese Yen, operating earnings were up 8 percent on a constant currency basis. Premiums, fees & other revenues were $2.3 billion, down 6 percent on a reported basis, but up 6 percent on a constant currency basis, due to business growth in Japan, Korea and Australia. Total sales for the region increased 2 percent, with a rebound in Japan retirement sales and growth in China being partially offset by a decline of Yen life sales in Japan.

EMEA

Operating earnings for EMEA were $88 million, up 1 percent on a reported basis, and 2 percent on a constant currency basis. The prior period benefited by $8 million from both a tax-related and a reserve adjustment in Greece. Adjusting for these prior period items, operating earnings were up 12 percent on a constant currency basis. Premiums, fees & other revenues were $722 million, up 5 percent on both a reported and constant currency basis. Total sales for the region increased 4 percent driven by growth in emerging markets of 9 percent led by the Gulf, Turkey and Poland.

INVESTMENTS

Net investment income was unchanged at $5.1 billion. Variable investment income was $429 million ($274 million, after tax and DAC), compared with $337 million ($216 million, after tax and DAC) in the first quarter of 2013.

Investment portfolio net gains were $131 million, after tax, compared with net gains of $160 million, after tax, in the first quarter of 2013.

Declines in interest rates, changes in foreign currencies and the impact of MetLife’s credit spreads during the quarter contributed to derivative net gains of $78 million, after tax and other adjustments. Derivative net losses in the first quarter of 2013 were $591 million, after tax and other adjustments. Derivative gains or losses related to MetLife’s credit spreads do not have an economic impact on the company.

CORPORATE & OTHER

Corporate & Other had an operating loss of $192 million compared with an operating loss of $86 million in the first quarter of 2013, reflecting $57 million in after-tax New York legal settlement costs and lower net investment income.

Conference Call

MetLife will hold its first quarter 2014 earnings conference call and audio webcast on Thursday, May 1, 2014, from 8-9 a.m. EDT. The conference call will be available live via telephone and the Internet. To listen via telephone, dial 800-553-0288 (U.S.) or 612-332-0335 (outside the U.S.). To listen to the conference call via the Internet, visit www.metlife.com through a link on the Investor Relations page. Those who want to listen to the call via telephone or the Internet should dial in or go to the website at least 15 minutes prior to the call to register, and/or download and install any necessary audio software.

The conference call will be available for replay via telephone and the Internet beginning at 10 a.m. EDT on Thursday, May 1, 2014, until Thursday, May 8, 2014, at 11:59 p.m. EDT. To listen to a replay of the conference call via telephone, dial 800-475-6701 (U.S.) or 320-365-3844 (outside the U.S.). The access code for the replay is 314838. To access the replay of the conference call over the Internet, visit the above-mentioned website.

About MetLife

MetLife, Inc., through its subsidiaries and affiliates (“MetLife”), is a leading global provider of insurance, annuities and employee benefit programs. MetLife holds leading market positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.

Non-GAAP and Other Financial Disclosures

Any references in this news release (except in this section and in the tables that accompany this release) to net income (loss), net income (loss) per share, operating earnings, operating earnings per share, book value per share, book value per share, excluding AOCI, premiums, fees and other revenues, and operating return on equity, should be read as net income (loss) available to MetLife, Inc.’s common shareholders, net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share, operating earnings available to common shareholders, operating earnings available to common shareholders per diluted common share, book value per common share, book value per common share, excluding AOCI, premiums, fees and other revenues (operating), and operating return on MetLife, Inc.’s common equity, excluding AOCI, respectively.

Operating earnings is the measure of segment profit or loss that MetLife uses to evaluate segment performance and allocate resources. Consistent with accounting principles generally accepted in the United States of America (GAAP) accounting guidance for segment reporting, operating earnings is MetLife’s measure of segment performance. Operating earnings is also a measure by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans.

Operating earnings is defined as operating revenues less operating expenses, both net of income tax. Operating earnings available to common shareholders is defined as operating earnings less preferred stock dividends.

Operating revenues and operating expenses exclude results of discontinued operations and other businesses that have been or will be sold or exited by MetLife. Operating revenues also excludes net investment gains (losses) (NIGL) and net derivative gains (losses) (NDGL). Operating expenses also excludes goodwill impairments.

The following additional adjustments are made to GAAP revenues, in the line items indicated, in calculating operating revenues:

•	Universal life and investment-type product policy fees excludes the amortization of unearned revenue related to NIGL and NDGL and certain variable annuity guaranteed minimum income benefits (GMIB) fees (GMIB fees);
•	Net investment income: (i) includes amounts for scheduled periodic settlement payments and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments but do not qualify for hedge accounting treatment, (ii) includes income from discontinued real estate operations, (iii) excludes post-tax operating earnings adjustments relating to insurance joint ventures accounted for under the equity method, (iv) excludes certain amounts related to contractholder-directed unit-linked investments, and (v) excludes certain amounts related to securitization entities that are variable interest entities (VIEs) consolidated under GAAP; and
•	Other revenues are adjusted for settlements of foreign currency earnings hedges.

The following additional adjustments are made to GAAP expenses, in the line items indicated, in calculating operating expenses:

•	Policyholder benefits and claims and policyholder dividends excludes: (i) changes in the policyholder dividend obligation related to NIGL and NDGL, (ii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass through adjustments, (iii) benefits and hedging costs related to GMIBs (GMIB costs), and (iv) market value adjustments associated with surrenders or terminations of contracts (Market value adjustments);
•	Interest credited to policyholder account balances includes adjustments for scheduled periodic settlement payments and amortization of premium on derivatives that are hedges of policyholder account balances but do not qualify for hedge accounting treatment and excludes amounts related to net investment income earned on contractholder-directed unit-linked investments;
•	Amortization of DAC and value of business acquired (VOBA) excludes amounts related to: (i) NIGL and NDGL, (ii) GMIB fees and GMIB costs and (iii) Market value adjustments;
•	Amortization of negative VOBA excludes amounts related to Market value adjustments;
•	Interest expense on debt excludes certain amounts related to securitization entities that are VIEs consolidated under GAAP; and
•	Other expenses excludes costs related to: (i) noncontrolling interests, (ii) implementation of new insurance regulatory requirements, and (iii) acquisition and integration costs.

Operating earnings also excludes the recognition of certain contingent assets and liabilities that could not be recognized at acquisition or adjusted for during the measurement period under GAAP business combination accounting guidance.

MetLife believes the presentation of operating earnings and operating earnings available to common shareholders as MetLife measures it for management purposes enhances the understanding of the company’s performance by highlighting the results of operations and the underlying profitability drivers of the business. Operating revenues, operating expenses, operating earnings, operating earnings available to common shareholders, operating earnings available to common shareholders per diluted common share, book value per common share, excluding AOCI, book value per diluted common share, excluding AOCI, operating return on MetLife, Inc.’s common equity, operating return on MetLife, Inc.’s common equity, excluding AOCI, investment portfolio gains (losses) and derivative gains (losses) should not be viewed as substitutes for the following financial measures calculated in accordance with GAAP: GAAP revenues, GAAP expenses, income (loss) from continuing operations, net of income tax, net income

(loss) available to MetLife, Inc.’s common shareholders, net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share, book value per common share, book value per diluted common share, return on MetLife, Inc.’s common equity, return on MetLife, Inc.’s common equity, excluding AOCI, net investment gains (losses) and net derivative gains (losses), respectively. Reconciliations of these measures to the most directly comparable GAAP measures are included in the First Quarter 2014 Financial Supplement and/or in the tables that accompany this earnings news release.

Operating return on MetLife, Inc.’s common equity is defined as operating earnings available to common shareholders divided by average GAAP common equity.

Operating expense ratio is calculated by dividing operating expenses (other expenses, net of capitalization of DAC) by operating premiums, fees and other revenues.

Statistical sales information for life insurance is calculated by MetLife using the LIMRA International, Inc. definition of sales for core direct sales, excluding company sponsored internal exchanges, corporate-owned life insurance, bank-owned life insurance, and private placement variable universal life insurance. Individual annuities sales consists of statutory premiums direct and assumed, excluding company sponsored internal exchanges.

Forward-Looking Statements

This news release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning, or are tied to future periods, in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission (the “SEC”). These factors include: (1) difficult conditions in the global capital markets; (2) increased volatility and disruption of the capital and credit markets, which may affect our ability to meet liquidity needs and access capital, including through our credit facilities, generate fee income and market-related revenue and finance statutory reserve requirements and may require us to pledge collateral or make payments related to declines in value of specified assets, including assets supporting risks ceded to certain of our captive reinsurers or hedging arrangements associated with those risks; (3) exposure to financial and capital market risks, including as a result of the disruption in Europe; (4) impact of comprehensive financial services regulation reform on us, as a potential non-bank systemically important financial institution, or otherwise; (5) numerous rulemaking initiatives required or permitted by the Dodd-Frank Wall Street Reform and Consumer Protection Act which may impact how we conduct our business, including those compelling the liquidation of certain financial institutions; (6) regulatory, legislative or tax changes relating to our insurance, international, or other operations that may affect the cost of, or demand for, our products or services, or increase the cost or administrative burdens of providing benefits to employees; (7) adverse results or other consequences from litigation, arbitration or regulatory investigations; (8) potential liquidity and other risks resulting from our participation in a securities lending program and other transactions; (9) investment losses and defaults, and changes to investment valuations; (10) changes in assumptions related to investment valuations, deferred policy acquisition costs, deferred sales inducements, value of business acquired or goodwill; (11) impairments of goodwill and realized losses or market value impairments to illiquid assets; (12) defaults on our mortgage loans; (13) the defaults or deteriorating credit of other financial institutions that could adversely affect us; (14) economic, political, legal, currency and other risks relating to our international operations, including with respect to fluctuations of exchange rates; (15) downgrades in our claims paying ability, financial strength or credit ratings; (16) a deterioration in the experience of the “closed block” established in connection with the reorganization of Metropolitan Life Insurance Company; (17) availability and effectiveness of reinsurance or indemnification arrangements, as well as any default or failure of counterparties to perform; (18) differences between actual claims experience and underwriting and reserving assumptions; (19) ineffectiveness of risk management policies and procedures; (20) catastrophe losses; (21) increasing cost and limited market capacity for statutory life insurance reserve financings; (22) heightened competition, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors, and for personnel; (23) exposure to losses related to variable annuity guarantee benefits, including from significant and sustained downturns or extreme volatility in equity markets, reduced interest rates, unanticipated policyholder behavior, mortality or longevity, and the adjustment for nonperformance risk; (24) our ability to address difficulties, unforeseen liabilities, asset impairments, or rating agency actions arising from business acquisitions, including our acquisition of American Life Insurance Company and Delaware American Life Insurance Company, and integrating and managing the growth of such acquired businesses, or arising from dispositions of businesses or legal entity reorganizations; (25) the dilutive impact on our stockholders resulting from the settlement of our outstanding common equity units; (26) regulatory and other restrictions affecting MetLife, Inc.’s ability to pay dividends and repurchase common stock; (27) MetLife, Inc.’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (28) the possibility that MetLife, Inc.’s Board of Directors may influence the outcome of stockholder votes through the voting provisions of the MetLife Policyholder Trust; (29) changes in accounting standards, practices and/or policies; (30) increased expenses relating to pension and postretirement benefit plans, as well as health care and other employee benefits; (31) inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others; (32) inability to attract and retain sales representatives; (33) provisions of laws and our incorporation documents may delay, deter or prevent takeovers and corporate combinations involving MetLife; (34) the effects of business disruption or economic contraction due to disasters such as terrorist attacks, cyberattacks, other hostilities, or natural catastrophes, including any related impact on the value of our investment portfolio, our disaster recovery systems, cyber- or other information security systems and management continuity planning; (35) the effectiveness of our programs and practices in avoiding giving our associates incentives to take excessive risks; and (36) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the SEC.

MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.

#  #  #

MetLife, Inc.

Consolidated Statements of Operating Earnings Available to Common Shareholders (1)

(Unaudited)

	For the Three Months Ended March 31,
	2014	2013
	(In millions)
OPERATING REVENUES
Premiums	$9,217	$9,103
Universal life and investment-type product policy fees	2,323	2,211
Net investment income	5,085	5,082
Other revenues	491	481

Total operating revenues	17,116	16,877

OPERATING EXPENSES
Policyholder benefits and claims and policyholder dividends	9,373	9,025
Interest credited to policyholder account balances	1,401	1,554
Capitalization of DAC	(1,046)	(1,256)
Amortization of DAC and VOBA	1,050	1,016
Amortization of negative VOBA	(103)	(131)
Interest expense on debt	294	288
Other expenses	3,951	4,083

Total operating expenses	14,920	14,579

Operating earnings before provision for income tax	2,196	2,298
Provision for income tax expense (benefit)	604	641

Operating earnings	1,592	1,657
Preferred stock dividends	30	30

OPERATING EARNINGS AVAILABLE TO COMMON SHAREHOLDERS	$1,562	$1,627

Reconciliation to Net Income (Loss) and Financial Statement Line Item Adjustments from GAAP
Operating earnings	$1,592	$1,657
Adjustments from operating earnings to income (loss) from continuing operations, net of income tax:
Net investment gains (losses) (2), (3)	(411)	314
Net derivative gains (losses)	343	(630)
Premiums	2	48
Universal life and investment-type product policy fees	98	80
Net investment income	(50)	995
Other revenues	(13)	(1)
Policyholder benefits and claims and policyholder dividends	(254)	(683)
Interest credited to policyholder account balances	(68)	(1,036)
Capitalization of DAC	—	—
Amortization of DAC and VOBA	(8)	192
Amortization of negative VOBA	12	15
Interest expense on debt	(18)	(33)
Other expenses (3)	(3)	(312)
Goodwill impairment	—	—
Provision for income tax (expense) benefit (3)	120	389

Income (loss) from continuing operations, net of income tax	1,342	995
Income (loss) from discontinued operations, net of income tax	(3)	(3)

Net income (loss)	1,339	992
Less: Net income (loss) attributable to noncontrolling interests	11	6

Net income (loss) attributable to MetLife, Inc.	1,328	986
Less: Preferred stock dividends	30	30

Net income (loss) available to MetLife, Inc.’s common shareholders	$1,298	$956

See footnotes on last page.

MetLife, Inc.

(Unaudited)

	For the Three Months Ended
	March 31,
	2014		2013
		Earnings Per Weighted Average Common Shares Diluted		Earnings Per Weighted Average Common Shares Diluted (4)
	(In millions, except per share data)
Reconciliation to Net Income (Loss) Available to MetLife, Inc.’s Common Shareholders (1)
Operating earnings available to common shareholders	$1,562	$1.37	$1,627	$1.47

Adjustments from operating earnings available to common shareholders to net income (loss) available to MetLife, Inc.’s common shareholders:
Add: Net investment gains (losses) (2), (3)	(411)	(0.36)	314	0.28
Add: Net derivative gains (losses)	343	0.30	(630)	(0.57)
Add: Goodwill impairment	—	—	—	—
Add: Other adjustments to continuing operations (3)	(302)	(0.27)	(735)	(0.66)
Add: Provision for income tax (expense) benefit (3)	120	0.11	389	0.36
Add: Income (loss) from discontinued operations, net of income tax	(3)	—	(3)	—
Less: Net income (loss) attributable to noncontrolling interests	11	0.01	6	0.01

Net income (loss) available to MetLife, Inc.’s common shareholders	$1,298	$1.14	$956	$0.87

Weighted average common shares outstanding - diluted		1,140.5		1,103.9

			For the Three Months Ended
			March 31,
			2014	2013
			(In millions)
Reconciliation to GAAP Premiums, Fees and Other Revenues (1)
Total operating premiums, fees and other revenues			$12,031	$11,795
Add: Adjustments to premiums, fees and other revenues			87	127

Total premiums, fees and other revenues			$12,118	$11,922

Reconciliation to GAAP Revenues and GAAP Expenses (1)
Total operating revenues			$17,116	$16,877
Add: Net investment gains (losses) (2), (3)			(411)	314
Add: Net derivative gains (losses)			343	(630)
Add: Adjustments related to net investment gains (losses) and net derivative gains (losses)			3	(3)
Add: Other adjustments to revenues			34	1,125

Total revenues			$17,085	$17,683

Total operating expenses			$14,920	$14,579
Add: Adjustments related to net investment gains (losses) and net derivative gains (losses)			1	(78)
Add: Goodwill impairment			—	—
Add: Other adjustments to expenses (3)			338	1,935

Total expenses			$15,259	$16,436

			March 31,
Book Value Per Common Share (5)			2014	2013
Book value per common share, excluding accumulated other comprehensive income (loss) - (actual common shares outstanding)			$49.34	$47.37
Add: Accumulated other comprehensive income (loss) per common share			7.31	9.66

Book value per common share - (actual common shares outstanding)			$56.65	$57.03

Common shares outstanding, end of period (In millions)			1,124.8	1,094.2

			Three Months Ended
			March 31,
Return on MetLife, Inc.’s Common Equity (6)			2014
Operating return on MetLife, Inc.’s common equity, excluding accumulated other comprehensive income (loss) (7)			11.4%
Operating return on MetLife, Inc.’s common equity (7)			10.1%
Return on MetLife, Inc.’s common equity, excluding accumulated other comprehensive income (loss) (8)			9.4%
Return on MetLife, Inc.’s common equity (8)			8.4%

See footnotes on last page.

MetLife, Inc.

Reconciliations to Net Income (Loss) Available to Common Shareholders

(Unaudited)

	For the Three Months Ended
	March 31,
	2014	2013
	(In millions)
Total Americas Operations: (1)
Operating earnings available to common shareholders	$1,338	$1,293
Add: Net investment gains (losses) (2)	(517)	112
Add: Net derivative gains (losses)	286	(171)
Add: Other adjustments to continuing operations	(275)	(324)
Add: Provision for income tax (expense) benefit	169	133
Add: Income (loss) from discontinued operations, net of income tax	(3)	—
Less: Net income (loss) attributable to noncontrolling interests	5	—

Net income (loss) available to MetLife, Inc.’s common shareholders	$993	$1,043

Retail:
Operating earnings available to common shareholders	$612	$626
Add: Net investment gains (losses)	6	73
Add: Net derivative gains (losses)	71	(156)
Add: Other adjustments to continuing operations	(147)	(264)
Add: Provision for income tax (expense) benefit	25	122
Add: Income (loss) from discontinued operations, net of income tax	(2)	—

Net income (loss) available to MetLife, Inc.’s common shareholders	$565	$401

Group, Voluntary & Worksite Benefits:
Operating earnings available to common shareholders	$188	$230
Add: Net investment gains (losses)	(11)	17
Add: Net derivative gains (losses)	116	(129)
Add: Other adjustments to continuing operations	(39)	(40)
Add: Provision for income tax (expense) benefit	(23)	53

Net income (loss) available to MetLife, Inc.’s common shareholders	$231	$131

Corporate Benefit Funding: (1)
Operating earnings available to common shareholders	$355	$294
Add: Net investment gains (losses) (2)	(541)	22
Add: Net derivative gains (losses)	103	105
Add: Other adjustments to continuing operations	(2)	45
Add: Provision for income tax (expense) benefit	148	(61)
Add: Income (loss) from discontinued operations, net of income tax	(1)	—

Net income (loss) available to MetLife, Inc.’s common shareholders	$62	$405

Latin America:
Operating earnings available to common shareholders	$183	$143
Add: Net investment gains (losses)	29	—
Add: Net derivative gains (losses)	(4)	9
Add: Other adjustments to continuing operations	(87)	(65)
Add: Provision for income tax (expense) benefit	19	19
Less: Net income (loss) attributable to noncontrolling interests	5	—

Net income (loss) available to MetLife, Inc.’s common shareholders	$135	$106

Asia:
Operating earnings available to common shareholders	$328	$333
Add: Net investment gains (losses) (3)	157	128
Add: Net derivative gains (losses)	(7)	(552)
Add: Other adjustments to continuing operations (3)	(12)	(269)
Add: Provision for income tax (expense) benefit (3)	(41)	283
Add: Income (loss) from discontinued operations, net of income tax	—	(3)
Less: Net income (loss) attributable to noncontrolling interests	6	4

Net income (loss) available to MetLife, Inc.’s common shareholders	$419	$(84)

EMEA:
Operating earnings available to common shareholders	$88	$87
Add: Net investment gains (losses)	(9)	16
Add: Net derivative gains (losses)	38	(6)
Add: Other adjustments to continuing operations	(1)	8
Add: Provision for income tax (expense) benefit	(13)	(22)
Less: Net income (loss) attributable to noncontrolling interests	—	2

Net income (loss) available to MetLife, Inc.’s common shareholders	$103	$81

Corporate & Other: (1)
Operating earnings available to common shareholders	$(192)	$(86)
Add: Net investment gains (losses)	(42)	58
Add: Net derivative gains (losses)	26	99
Add: Other adjustments to continuing operations	(14)	(150)
Add: Provision for income tax (expense) benefit	5	(5)

Net income (loss) available to MetLife, Inc.’s common shareholders	$(217)	$(84)

See footnotes on last page.

MetLife, Inc.

GAAP Interim Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended
	March 31,
	2014	2013
	(In millions)
Revenues
Premiums	$9,219	$9,151
Universal life and investment-type product policy fees	2,421	2,291
Net investment income	5,035	6,077
Other revenues	478	480
Net investment gains (losses):
Other-than-temporary impairments on fixed maturity securities	(14)	(29)
Other-than-temporary impairments on fixed maturity securities transferred to other comprehensive income (loss)	4	(31)
Other net investment gains (losses) (2), (3)	(401)	374

Total net investment gains (losses)	(411)	314
Net derivative gains (losses)	343	(630)

Total revenues	17,085	17,683

Expenses
Policyholder benefits and claims	9,324	9,395
Interest credited to policyholder account balances	1,469	2,590
Policyholder dividends	303	313
Other expenses (3)	4,163	4,138

Total expenses	15,259	16,436

Income (loss) from continuing operations before provision for income tax	1,826	1,247
Provision for income tax expense (benefit) (3)	484	252

Income (loss) from continuing operations, net of income tax	1,342	995
Income (loss) from discontinued operations, net of income tax	(3)	(3)

Net income (loss)	1,339	992
Less: Net income (loss) attributable to noncontrolling interests	11	6

Net income (loss) attributable to MetLife, Inc.	1,328	986
Less: Preferred stock dividends	30	30

Net income (loss) available to MetLife, Inc.’s common shareholders	$1,298	$956

(1)	Certain amounts in the prior periods have been reclassified to conform with the current period segment presentation. During the first quarter of 2014, MetLife, Inc. began reporting the operations of MetLife Assurance Ltd. as a divested business.
(2)	The three months ended March 31, 2014 includes a pre-tax net investment loss of $495 million related to the definitive agreement to sell the wholly owned subsidiary MetLife Assurance Ltd.
(3)	The three months ended March 31, 2013 includes net investment gains of $11 million, expenses of $154 million and a tax benefit of $119 million, which are related to a settlement of an acquisition tax contingency.
(4)	For the three months ended March 31, 2013, all shares related to the assumed issuance of shares in settlement of the applicable purchase contracts of the common equity units have been excluded from the weighted average common shares outstanding - diluted, as these assumed shares would be anti-dilutive to operating earnings available to common shareholders per common share - diluted and net income (loss) available to MetLife, Inc.’s common shareholders per common share - diluted.
(5)	Book value per common share and book value per common share, excluding accumulated other comprehensive income (loss) exclude $2,043 million of equity related to preferred stock.
(6)	Annualized using quarter-to-date results.
(7)	Operating return on MetLife, Inc.’s common equity is defined as operating earnings available to common shareholders divided by average GAAP common equity.
(8)	Return on MetLife, Inc.’s common equity is defined as net income available to common shareholders divided by average GAAP common equity.